UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 17, 2015

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices)(Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2015, Valeant Pharmaceuticals International, Inc. (the “Company”) priced its previously announced offering of $1.45 billion of its common shares (the “Offering”). The shares will be registered under the Securities Act of 1933 pursuant to a registration statement on Form S-3 (File No. 333-189182).

In connection with the Offering, the Company has entered into an Underwriting Agreement with Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., DNB Markets, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., with Deutsche Bank Securities Inc. acting as representative of such underwriters.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1. Each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 17, 2015, among the Company, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., DNB Markets, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

99.1	Press Release announcing the pricing of the offering, dated March 17, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/S/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn

Title:	Executive Vice President, General Counsel and Chief Legal Officer, Head of Corporate and Business Development

Date: March 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 17, 2015, among the Company, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., DNB Markets, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.

99.1	Press Release announcing the pricing of the offering, dated March 17, 2015